Exhibit 99.2

Salary.com Reports Fourth Quarter and Fiscal 2007 Financial Results

o	Fourth quarter revenue increases 42% on a year-over-year basis
o	Full year fiscal 2007 revenue increases 51% on a year-over-year basis
o	Full year fiscal 2007 cash from operations increases 71% on a year-over-year basis and represents 13% of revenue

WALTHAM, Mass. – May 15, 2007 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand compensation management solutions, today announced results for its fourth quarter and fiscal year, ended March 31, 2007. For the full year fiscal 2007, revenue of $23.0 million increased 51% compared to fiscal 2006. Revenue in the fourth quarter was $6.4 million, an increase of 42% from the fourth quarter of fiscal 2006.

For the twelve months ended March 31, 2007, cash flow from operations was $3.1 million, an increase of 71% from fiscal 2006. Non-GAAP cash flow from operations (excluding capitalized IPO costs) in the fourth quarter of 2007 was $2.4 million, an increase of 236% from the fourth quarter of fiscal 2006. GAAP cash flow from operations was $1.1 million for the fourth quarter of 2007.

Kent Plunkett, Chairman, President, and Chief Executive Officer noted, “We were pleased with Salary.com’s fourth quarter and full year fiscal 2007 results, which were highlighted by strong growth in revenue and cash flow. Market demand and awareness is increasing in the compensation management and talent management markets. Salary.com is benefiting from these trends due to our leadership position in compensation management, domain expertise, proprietary technology and data sets, and our large and growing customer base.”

Plunkett added, “We also announced today that Salary.com has acquired ICR Limited L.C., a premier provider of global compensation data primarily in the high-tech vertical and consumer retail markets. This is a highly strategic acquisition for Salary.com as it expands our vertical expertise and adds global coverage in over 60 countries. This marks Salary.com’s entrance into the international markets, and we are extremely focused on expanding our compensation management leadership position on a global basis. With strong momentum in Salary.com’s business, and the addition of ICR Limited L.C., we are optimistic about our fiscal 2008 and long-term outlook.”

On a GAAP basis, Salary.com reported a net loss attributable to common stockholders of $4.1 million in the fourth quarter of fiscal 2007, compared to a net loss of $1.3 million in the fourth quarter of 2006.

On a non-GAAP basis, excluding the impact of stock-based compensation expense, amortization of intangibles, and accretion of preferred stock, Salary.com reported a net loss attributable to common stockholders of $1.2 million in the fourth quarter of fiscal 2007, compared to $0.7 million in the fourth quarter of 2006.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash and equivalents of at the end of the fourth quarter of 2006 were $49.0 million, compared to $1.8 million a year ago, primarily due to proceeds from the company’s initial public offering, which was completed in February 2007. Current deferred revenue grew to $15.5 million at March 31, 2007, an increase of 56% compared to the end of fiscal 2006. Total deferred revenue was $16.4 million at March 31, 2007, which also represented an increase of 55% compared to the end of fiscal 2006.

Ken Goldman, Salary.com’s Senior Vice President and Chief Financial Officer said, “Our subscription-based, on-demand business model provides Salary.com with a high degree of revenue visibility and predictability. In addition, because most of our customers are billed up front for their annual subscription and we recognize revenue ratably over the course of the contract, we believe cash flow provides the most meaningful way to evaluate our profitability. Salary.com has generated positive cash from operations in the past 4 years, and, during fiscal 2007, we generated strong and growing cash from operations that represented 13% of our revenue.”

Full Year Fiscal 2007 Results

For the full year fiscal 2007, revenue of $23.0 million increased 51% compared to fiscal 2006.

On a GAAP basis, Salary.com reported a net loss attributable to common stockholders of $8.6 million for the full year fiscal 2007, compared to a net loss of $3.6 million in fiscal 2006.

On a non-GAAP basis, excluding the impact of stock-based compensation expense, amortization of intangibles, and accretion of preferred stock, Salary.com reported a net loss attributable to common stockholders of $3.6 million for the full year fiscal 2007, compared to $2.1 million in fiscal 2006.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Reconciliation of Non-GAAP Measures."

Business Outlook

For the full year fiscal 2008, Salary.com expects total revenue in the range of $32.5 million to $33.7 million. Cash flow from operations is expected to be in the range of $7.6 million to $8.0 million for the full fiscal year. Non-GAAP loss, which excludes the non-cash impact of stock-based compensation expense and amortization of intangibles, is expected to be in the range of $5.4 million to $5.8 million. On a GAAP basis, net loss for fiscal 2008 is expected to be in the range of $9.5 to $9.9 million. Weighted average shares for the year are expected to be approximately 13.7 million shares.

For the first quarter of fiscal 2008, Salary.com expects total revenue in the range of $6.7 million to $7.1 million. Non-GAAP loss, which excludes the non-cash impact of stock-based compensation expense and amortization of intangibles, is expected to be in the range of $1.5 million to $1.7 million. GAAP loss for the first quarter of fiscal 2008, is expected to be in the range of $2.5 million to $2.7 million. Weighted average shares for the quarter are expected to be approximately 13.4 million shares.

Conference call

What:	Salary.com fourth quarter 2007 financial results conference call
When:	Tuesday, May 15, 2007
Time:	5:00 PM ET
Call:	(800) 810-0924, domestic
(913) 981-4900, international
Replay:	(719) 457-0820, conference ID 4254678
(888) 203-1112, conference ID 4254678, international
Webcast:	http://investor.salary.com/events.cfm (live and replay)

About Salary.com, Inc.

Salary.com is a leading provider of on-demand compensation management solutions helping businesses and individuals manage pay and performance. Salary.com provides companies of all sizes comprehensive on-demand software applications that are tightly integrated with its own proprietary compensation data sets, thereby automating the essential elements of the compensation management process and significantly improving the effectiveness of its client’s compensation spend. For more information, visit www.salary.com.

(SLRY-F)

Media Contact:

David Close/Bill Keeler

Schwartz Communications

(781) 684-0770

Investor Contacts:

Kenneth S. Goldman, SVP & CFO

Salary.com, Inc.

(781) 464-7985

Garo Toomajanian

Integrated Corporate Relations

(617) 956-6728

Safe Harbor Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends, ” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Salary.com, Inc.

Condensed Consolidated Balance Sheets

	March 31,	March 31,
	2006	2007
ASSETS		(unaudited)
Current assets:
Cash and cash equivalents	$1,813,715	$49,016,389
Accounts receivable, net of allowance for doubtful accounts	2,900,941	3,364,931
Prepaid expenses and other current assets	152,201	891,483
Deferred customer acquisition costs, current portion	494,110	870,224

Total current assets	5,360,967	54,143,027

Property, equipment and software, net	1,208,686	1,937,250
Intangible assets, net	—	1,923,632
Goodwill	—	266,000
Other assets	458,389	405,564

Total assets	$7,028,042	$58,675,473

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued compensation	$1,577,300	$2,506,311
Accrued expenses and other current liabilities	667,703	1,104,714
Subscription payable	811,069	693,638
Revolving line of credit, related party	800,000	—
Deferred revenue, current portion	9,966,057	15,506,966

Total current liabilities	13,822,129	19,811,629

Deferred revenue, net of current portion	582,027	880,688

Total liabilities	14,404,156	20,692,317

Redeemable convertible preferred stock	10,538,107	—
Commitments and contingencies	—	—
Stockholders’ deficit:
Common stock	466	1,331
Additional paid-in capital	3,209,141	67,378,802
Treasury stock	(1,000)	—
Subscription receivable	(279,139)	—
Accumulated deficit	(20,843,689)	(29,396,311)
Accumulated other comprehensive loss	—	(666)

Total stockholders’ deficit	(17,914,221)	37,983,156

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$7,028,042	$58,675,473

Salary.com, Inc.

Consolidated Statements of Operations

	Three Months Ended		Year Ended
	March 31,		March 31,
	2006	2007	2006	2007
Revenue:
Subscription revenues	$3,775,477	$5,738,251	$13,037,339	$20,502,788
Advertising revenues	736,450	660,987	2,262,031	2,531,259

Total revenues	4,511,927	6,399,238	15,299,370	23,034,047
Cost of revenues (1)	944,032	1,676,726	3,107,889	5,334,018

Gross profit	3,567,895	4,722,512	12,191,481	17,700,029

Operating expenses:
Research and development (1)	753,055	1,308,462	2,238,095	4,115,635
Sales and marketing (1)	2,766,354	3,744,375	8,573,582	12,792,121
General and administrative (1)	1,205,662	3,947,210	4,336,859	8,922,186
Amortization of intangible assets	—	24,250	—	125,998

Total operating expenses	4,725,071	9,024,297	15,148,536	25,955,940

Loss from operations	(1,157,176)	(4,301,785)	(2,957,055)	(8,255,911)

Other income (expense):
Interest income	194	291,244	2,979	297,690
Interest expense	(36,669)	(37,956)	(159,140)	(115,595)
Other income (expense)	(3,172)	(5,696)	(16,515)	(8,010)

Total other income (expense)	(39,647)	247,592	(172,676)	174,085

Net loss	(1,196,823)	(4,054,193)	(3,129,731)	(8,081,826)
Accretion of preferred stock	(128,896)	(83,800)	(515,586)	(470,794)

Net loss attributable to common stockholders	$(1,325,719)	$(4,137,993)	$(3,645,317)	$(8,552,620)

Net loss attributable to common stockholders per share—basic and diluted	$(0.31)	$(0.44)	$(0.89)	$(1.42)

Weighted average shares outstanding—basic and diluted	4,310,024	9,405,024	4,079,224	6,022,792

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2006	2007	2006	2007
Cost of revenues	$114,517	$204,147	$185,537	$437,177
Research and development	101,487	298,036	180,015	504,609
Sales and marketing	205,447	472,515	401,322	986,090
General and administrative	122,339	1,903,955	311,420	2,437,435

	$543,790	$2,878,653	$1,078,294	$4,365,311

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended		Year Ended
	March 31,		March 31,
	2006	2007	2006	2007
Cash flows from operating activities:
Net loss	$(1,196,823)	$(4,054,193)	$(3,129,731)	$(8,081,826)
Adjustments to reconcile net loss to net cashprovided by operating activities:
Depreciation and amortization	154,405	317,283	495,571	974,822
Stock-based compensation	543,790	2,878,653	1,078,294	4,365,311
Other non-cash items	(109,685)	3,471	(123,185)	263,397
Change in operating assets and liabilities	1,327,736	1,945,106	3,469,639	5,545,634

Net cash provided by operating activities	719,423	1,090,320	1,790,588	3,067,338

Cash flows from investing activities:
Cash paid for acquisition of business	—	—	—	(660,000)
Cash paid for acquisition of data	—	—	—	(1,500,000)
Cash paid for patents	—	(42,776)	—	(42,776)
Purchases of property and equipment	(221,817)	(353,232)	(655,126)	(1,301,342)
Capitalization of software development costs	(113,671)	(144,753)	(167,998)	(268,900)

Net cash used in investing activities	(335,488)	(540,761)	(823,124)	(3,773,018)

Cash flows from financing activities:
Net proceeds from initial public offering	—	51,248,612	—	51,248,612
Net proceeds from the issuance of convertible preferred stock	—	—	50,000	—
Net proceeds from exercise of common stock options and warrants	623,956	49,932	703,985	685,704
Net repayments on revolving lines of credit and term loan	(300,000)	(4,327,778)	(300,000)	(800,000)
Stock issuance costs	—	(1,325,471)	—	(3,225,296)

Net cash provided by financing activities	323,956	45,645,295	453,985	47,909,020

Effect of exchange rate changes on cash and cash equivalents	—	(666)	—	(666)

Increase in cash and cash equivalents	707,891	46,194,188	1,421,449	47,202,674
Cash and cash equivalents, beginning of period	1,105,824	2,822,201	392,266	1,813,715

Cash and cash equivalents, end of period	$1,813,715	$49,016,389	$1,813,715	$49,016,389

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

	Three Months Ended		Year Ended
	March 31,		March 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP loss from operations tonon-GAAP loss from operations:
Loss from operations	$(1,157,176)	$(4,301,785)	$(2,957,055)	$(8,255,911)
Amortization of intangible assets	—	24,250	—	125,998
Stock-based compensation	543,790	2,878,653	1,078,294	4,365,311

Non-GAAP loss from operations	$(613,386)	$(1,398,882)	$(1,878,761)	$(3,764,602)

Reconciliation of GAAP net loss attributable tocommon stockholders to non-GAAP net lossattributable to common stockholders:
GAAP net loss attributable to common stockholders	$(1,325,719)	$(4,137,993)	$(3,645,317)	$(8,552,620)
Accretion of preferred stock	128,896	83,800	515,586	470,794
Amortization of intangible assets	—	24,250	—	125,998
Stock-based compensation	543,790	2,878,653	1,078,294	4,365,311

Non-GAAP net loss attributable to common stockholders	$(653,033)	$(1,151,290)	$(2,051,437)	$(3,590,517)

Non-GAAP net loss attributable to common stockholders per share	$(0.11)	$(0.11)	$(0.35)	$(0.47)
Non-GAAP weighted average basic and diluted shares outstanding	6,068,623	10,284,323	5,837,823	7,564,577
Reconciliation of GAAP weighted average shares outstanding—basic and diluted:
GAAP weighted average shares outstanding—basic and diluted	4,310,024	9,405,024	4,079,224	6,022,792
Effect of conversion of preferred stock	1,758,599	879,299	1,758,599	1,541,785

Non-GAAP weighted average shares outstanding—basic and diluted	6,068,623	10,284,323	5,837,823	7,564,577

Reconciliation of GAAP net cash provided by operating activities to non-GAAP cash flows from operations:
GAAP net cash provided by operating activities	$719,423	$1,090,320	$1,790,588	$3,067,338
Cash paid for IPO related costs in accounts payable and accrued expenses at the beginning of the period	—	1,328,253	—	—

Non-GAAP cash flows from operations	$719,423	$2,418,573	$1,790,588	$3,067,338

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release exclude amortization of intangible assets, stock-based compensation and the accretion of preferred stock. By excluding these non-cash charges, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.